Exhibit 2.2

AMENDMENT TO SALE AND PURCHASE AGREEMENT

THIS AMENDMENT TO SALE AND PURCHASE AGREEMENT, dated as of January 30, 2020 (“Amendment”), is entered into by and among Harsco Corporation, a Delaware corporation (“Seller Parent”), Harsco México Holding, S.A. de C.V., a Mexico corporation (“Irving”), and Sidero Inc., a Delaware corporation (“Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in that certain Sale and Purchase Agreement, dated as of January 9, 2020 (the “Agreement”), by and among Seller Parent, Irving and Purchaser.
WHEREAS, Seller Parent, Irving and Purchaser entered into the Agreement, pursuant to which in exchange for payment by Purchaser and, immediately after Closing, Harsco Mexico to the Sellers of the Purchase Price and assumption by Purchaser or Harsco Mexico, as applicable, of the Assumed Liabilities, (a) Seller Parent sell, assign, transfer, convey and deliver to Purchaser all of the Interests, (b) Seller Parent and its Affiliates sell, assign, transfer, convey and deliver to Purchaser and, immediately after Closing, Harsco Mexico, all of the Transferred Proprietary Rights, and (c) Irving and Seller Parent sell, assign, transfer, convey and deliver to Purchaser all of the Shares, in each case on the terms and subject to the conditions set forth in the Agreement.
WHEREAS, the Seller Parent, Irving and Purchaser now wish to amend the Agreement in accordance with Section 9.1 thereof as set forth below;
NOW, THEREFORE, for and in consideration of the premises hereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:
AGREEMENTS
ARTICLE I
AMENDMENTS TO AGREEMENT
1.The Agreement is hereby amended, effective as of the date hereof, as follows:

a.	The definition of the term “Excluded Liabilities” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Excluded Liabilities” has the meaning set forth in that certain Contribution Agreement, dated as of August 1, 2019, as amended as of January 30, 2020, by and between Seller Parent and the Company (the “Contribution Agreement”).
2.The Agreement will not be modified in any respect, except as expressly set forth herein.
ARTICLE II
MISCELLANEOUS
1. On and after the date hereof, each reference in the Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the

Exhibit 2.2

Agreement as amended hereby. In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, then the terms of this Amendment shall control.

2.All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE ARISING HEREUNDER.

3.If one or more provisions of this Amendment are held to be unenforceable under the laws of the State of Delaware, then (a) such provision shall be excluded from this Amendment, (b) the balance of the Amendment shall be interpreted as if such provision were so excluded, and (c) the balance of the Amendment shall be enforceable in accordance with its terms.

4.This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Execution and delivery of this Amendment by exchange of electronically transmitted counterparts bearing the signature of a party hereto will be equally as effective as delivery of a manually executed counterpart of such party.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Sale and Purchase Agreement as of the date first written above.

Exhibit 2.2

PURCHASER:	SIDERO INC.
By: _/s/ Ryan Harrison Name: Ryan Harrison Title: Co-President and Secretary

Exhibit 2.2

SELLER PARENT:	HARSCO CORPORATION
By: _/s/ Jon S. Ploetz______________________ Name: Jon S. Ploetz Title: VP, Assistant General Counsel & Assistant Secretary

IRVING:	HARSCO MÉXICO HOLDING, S.A. DE C.V.
By: _/s/ Samuel Fenice____________________ Name: Samuel Fenice Title: Director